Exhibit 8.1

TROUTMAN SANDERS LLP Attorneys at Law The Chrysler Building 405 Lexington Avenue New York, New York 10174-0700 212.704.6000 telephone troutmansanders.com

April 2, 2015

Pacific Ethanol, Inc..

400 Capitol Mall, Suite 2060

Sacramento, California 95814

Ladies and Gentlemen:

We have acted as special counsel to Pacific Ethanol, Inc., a Deleware corporation (“Parent”), in connection with the proposed merger (the “Merger”) of AVR Merger Sub, Inc., a Delaware corporation and a direct wholly-owned subsidiary of PacEthanol (“Merger Sub”), with and into Aventine Renewable Energy Holdings, Inc., a Delaware corporation (“Company”), in accordance with the applicable provisions of the Delaware General Corporation Law, as amended and pursuant to the Agreement and Plan of Merger (the “Agreement”) dated as of December 30, 2014. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement. At your request, and in connection with the filing of the Form S-4 (as amended or supplemented through the date hereof, the “Registration Statement”), including the proxy statement/prospectus forming a part thereof, we are rendering our opinion concerning certain United States federal income tax matters.

In rendering our opinion set forth below, we have examined and relied upon, without independent investigation or verification, the accuracy and completeness of the facts, information, representations, covenants and agreements contained in the Agreement, the Registration Statement and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below. In addition, we have relied upon the accuracy and completeness of certain statements, representations, covenants and agreements made by Parent and Company, including factual statements and representations set forth in officers’ certificates dated the date hereof from officers of Parent and Company (the “Representation Letters”). For purposes of rendering our opinion, we have assumed that (i) the transaction will be consummated in accordance with the provisions of the Agreement and as described in the Registration Statement (and no transaction or condition described therein and affecting this opinion will be waived by any party to the Agreement), (ii) the statements concerning the transactions contemplated by the Agreement made in the Agreement, the Registration Statement and the Representation Letters are true, complete and correct, and will remain true, complete and correct at all times up to and including the Effective Time and thereafter (where relevant), (iii) any statements made in the Agreement, the Registration Statement or the Representation Letters regarding the “belief” of any person are true, complete and correct, and will remain true, complete and correct at all times up to and including the Effective Time and thereafter (where relevant) in each case as if made without such qualification, (iv) the parties to the Agreement have complied with, and, if applicable, will continue to comply with, their respective covenants and agreements contained in the Agreement, and (v) there will be no change in applicable U.S. federal income tax law from the date hereof through the Effective Time. Our opinion assumes and is expressly conditioned on, among other things, the initial and continuing accuracy and completeness of the facts, information, representations, covenants and agreements set forth in the documents referred to in this paragraph.

Based upon and subject to the foregoing, we hereby confirm to you that, subject to the limitations, qualifications, exceptions and assumptions set forth herein and therein, (i) it is our opinion that the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and (ii) the discussion in the section of the Registration Statement entitled “Material United States Federal Income Tax Consequences of the Merger” constitutes our opinion as to the material United States federal income tax consequences of the Merger to holders of Parent common stock.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Troutman Sanders LLP

TROUTMAN SANDERS LLP

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